Texas-New Mexico Power Company

577 N. Garden Ridge Blvd.

Lewisville, Texas 75067

EXHIBIT 32.3

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2010, for Texas-New Mexico Power Company (“Company”), as filed with the Securities and Exchange Commission on November 3, 2010 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2010	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer
Texas-New Mexico Power Company

By:	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President, Controller
Texas-New Mexico Power Company